EXHIBIT 10.11

FIRST PULASKI NATIONAL CORPORATION
1994 EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.  The purpose of the FIRST PULASKI NATIONAL CORPORATION 1994 Employee Purchase Plan (the "Plan") is to advance the growth and prosperity of FIRST PULASKI NATIONAL CORPORATION (the "Company") by providing employees with an additional incentive to contribute to the best interests of the Company. Without prejudice to other compensation programs approved from time to time by the Board of Directors (the "Board") and/or shareholders of the Company, such additional incentive is to be given employees by means of providing Plan participants an opportunity to subscribe for shares of the Company's common stock pursuant to the terms of the Plan.

2.  Administration of the Plan.

A.  The Plan shall be administered by the Board unless and until such time as the Board delegates administration to a committee pursuant to subparagraph 2(c) (the "Committee").

B.  The Board shall have the power, subject to, and within, the limits of the express provisions of the Plan:

(i)  To determine from time to time which of the eligible persons shall be afforded the opportunity to subscribe for shares of the Company's common stock, the terms of each subscription, and the number of shares which may be subscribed for.

(ii)  To construe and interpret the stock subscription agreements entered into under the Plan and to establish, amend and revoke rules and regulations for the Plan's administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission or inconsistency in the Plan or in any stock subscription agreement in a manner and to the extent the Board shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan as provided herein.

(iv)  Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interest of the Company.

C.  The Board, by resolution, may delegate administration of the Plan (including, without limitation, the Board's powers under subparagraph 2(b) to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such constraints, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board at any time may remove members from or add members to the Committee or may abolish the Committee and revest in the Board the administration of the Plan. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

D.  The interpretation and construction by the Board of any provisions of the Plan or of any stock subscription agreement entered into pursuant to the terms of the Plan shall be final, and the interpretation or construction by any Committee appointed pursuant to subparagraph 2(c) of any such provisions or subscription agreement shall also, unless otherwise determined by the Board, be final. No member of such Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any stock subscription agreement entered into pursuant to the terms of the Plan.

3. Eligible Employees. The Board or the Committee shall determine from time to time those officers and employees of the Company who shall participate in the Plan and, pursuant to the provisions of the Plan, the level of participation and the terms and conditions, including requirements as to continued employment by the participant, upon which stock subscription agreements will be entered into. Directors of the Company who are not also employees of the Company or its subsidiaries shall not be eligible to participate in the Plan.

4. The Stock.  The stock subject to the provisions of the Plan shall be purchased from existing shares outstanding (as amended in April 2003 ) or of the Company's authorized and unissued common stock. The total number of shares of the Company's common stock that may be purchased pursuant to the terms of the Plan shall not exceed in the aggregate 30,000 shares. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, split-up, split-off, spin-off, liquidation or other change in corporate structure affecting the Common Stock subject to the Plan, then appropriate substitutions or adjustments shall be made in maximum aggregate number of shares subject to or reserved for issuance under the Plan.

5. Terms and Conditions of Stock Purchases.  All stock purchases pursuant to the Plan shall be in such form as the Board or the Committee shall from time to time determine, and shall be subject to the following terms and conditions:

A. Purchase Price.  The price per share for common stock purchased pursuant to the terms of the Plan shall be the fair market value of the stock as determined and fixed by the Board or the Committee.

B. Payment for Stock.  Payment for shares subject to a stock subscription agreement granted under the Plan must be made in the form of cash or a note, provided that the term of the note may not exceed five years. Payment in currency or by check, bank draft, cashier's check or postal money order shall be considered payment in cash.

6. Non-Assignability.  No stock subscription agreement shall be transferable.

7. Amendment.  The Board from to time may amend this Plan. Rights and obligations under any stock subscription agreement entered into before amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent of the person with whom the stock subscription agreement was entered into.

8. Indemnification of Committee.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

MEMORANDUM

TO:              Participants under the First Pulaski National Corporation 1994 Employee Stock Purchase Plan

FROM:        First National Bank and First Pulaski National Corporation

DATE:         June 21, 1994

SUBJECT:  Summary of Provisions of 1994 Employee Stock Purchase Plan

________________________________________________________________________________________________

INTRODUCTION

This Prospectus relates to the First Pulaski National Corporation 1994 Employee Stock Purchase Plan (the "Plan") and the securities of First Pulaski National Corporation (the "Company") being offered pursuant to the Plan. Participants may obtain additional information with respect to the Plan and its administrators from Tracy Porterfield, Chief Financial Officer, at 206 South First Street, Pulaski, Tennessee 38478 (telephone: 931-363-2585). All capitalized terms not defined herein shall be given the same meaning ascribed to such terms in the Plan.

The Plan was approved by the Board of Directors on March 8, 1994 and subsequently by the Company's shareholders on April 21, 1994. The purpose of the Plan is to provide the employees of the Company an additional incentive to contribute to the best interests of the Company, by offering such employees, among other things, options to purchase shares of Common Stock of the Company.

The Board of Directors has the right to amend, alter, or discontinue the Plan, except that the Board may not impair the rights of any right under the Plan previously granted without the consent of the affected participant.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not a "qualified plan" under Section 401(a) of the Internal Revenue Code of 1986, as amended.

ADMINISTRATION OF THE PLAN

The Plan shall be managed by the Board unless and until the Board delegates administration to a committee appointed by the Board of Directors (the "Committee"). Members of the Committee are selected by and serve at the discretion of the Board of Directors of the Company.

The Committee has the authority and discretion to determine from time to time which persons shall be afforded the opportunity to subscribe for shares of the Common Stock, the terms of the subscription and the number of shares that may be subscribed for under the Plan. The Committee is authorized to interpret the Plan and may from time to time adopt such rules, guidelines, and practices, not inconsistent with the provisions of the Plan, as it may deem advisable to supervise the administration of the Plan. All decisions made by the Committee in construing the provisions of the Plan are final.

SECURITIES TO BE OFFERED AND WHO
MAY PARTICIPATE IN THE PLAN

The securities being offered pursuant to the Plan are, or are exercisable with respect to, the shares of Common Stock, $1.00 par value, of the Company. The Common Stock will be purchased from the Company, and no commissions or fees will be assessed in connection with such purchases. The aggregate number of shares of Common Stock currently reserved and available for distribution under the Plan may not exceed 30,000 shares. The Plan provides for adjustment in the number of shares of Common Stock available under the Plan in the event of a merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split, or other change in corporate structure affecting the Common Stock.

The selection of persons to participate in the Plan is made by the Committee. All employees and officers of the Company are eligible for selection by the Committee to participate in the Plan. In general, other than the overall Plan limitation, there is no limit on the number of shares that may be awarded to any single employee participant.

PURCHASE OF SECURITIES

Under the Plan, the Committee has the authority to grant to officers and employees of the Company the right to subscribe for shares of Common Stock upon such terms and conditions as the Committee, in its sole discretion, shall determine, subject to the express provisions of the Plan.

Purchase Price. The price per share for Common Stock purchased pursuant to the terms of the Plan shall be the fair market value of the stock as determined and fixed by the Board of of Directors of First Pulaski National Corporation.

Payment for Stock. Payment for shares subject to a stock subscription agreement granted under the Plan must be made in the form of cash or a note, provided that the term of the note may not exceed five years. Payment in currency or by check, bank draft, cashier's check or postal money order shall be considered payment in cash.

Non-Assignability. No stock subscription agreement shall be transferable.

INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference to the Registration Statement on Form S-8, pursuant to which the shares being offered pursuant to the Plan have been registered under the Securities Act of 1933, as amended, and also are incorporated herein by this reference:

(1) The description of the Company's Common Stock contained in the Registration Statement on Form S-A filed by the Company to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

(2) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1993.

(3) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1994.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to the Registration Statement on Form S-8 which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Copies of any documents incorporated by reference to the Registration Statement on Form S-8 are available without charge to any participant in the Plan upon written or oral request to Tracy Porterfield, Chief Financial Officer, at 206 South First Street, Pulaski, Tennessee 38478 (telephone 931-363-2585).

EMPLOYEE STOCK PURCHASE PLAN
OPERATING RULES

The Management and Directors of First National Bank and First Pulaski National Corporation realize that it is important and necessary for its officers and employees to own stock in First Pulaski National Corporation. This plan makes the purchase of stock easier for employees.

The terms and conditions of the Plan are as follows:

1.  This Plan shall be administered by a Committee of the Board of First Pulaski National Corporation and is subject to all terms and conditions set forth in the FIRST PULASKI NATIONAL CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN as approved by the shareholders on April 21, 1994.

2.  Trustees of the Plan are James T. Cox, Mark Hayes and Don Haney. The Trustees will authorize loans to the eligible participants for the purpose of purchasing stock under the Plan. Employees may also make cash purchases if they choose. Those who borrow funds for the Plan will forfeit dividends on the purchased stock until the stock note is paid out. However, the value of the forfeited dividends shall be a credit on the interest due on the employee's note each quarter.

A.  First National Bank will pay 3% of the interest rate cost, up to a maximum of $18,000 per year for all participants. For example, if the interest rate for a quarter is 8%, the Bank will 3% and the participant will pay 5%. Should the total interest for a quarter for all participants be greater than $4,500, the $4,500 will be divided among the participants based upon a percentage of the participant's interest due to the total interest due for the quarter. It is also provided that if the 3% interest paid by the bank plus the dividend forfeited by the participant exceeds the amount of interest due on a note, the excess will be applied as a principal payment on the note.

3.  Pursuant to action of the Board of Directors of First Pulaski National Corporation, all shares issued under the 1994 Employee Stock Purchase Plan shall be at the average trading price, rounded to the nearest dollar, for all arms' length transactions during the six-month period ending one month prior to the issue date of said shares. (Item added May, 2003)

4.  The minimum payment amount will be determined so that each participant note will not exceed a five-year period and will be made by payroll deductions. Monthly per share payment amounts may be increased at the beginning of each quarter, if necessary, to offset increasing interest rates.

5.  The stock will be pledged by the employee to the Trustees as collateral for their loan.

A.  All owners of the stock must sign the loan documents.

B.  Stock pledged as collateral cannot have a minor as owner.

6.  Stock will be made available for purchase once each year, usually on July 1.

7.  Each stock purchase will remain a separate transaction until paid out and will not be combined with subsequent purchases.

8.  Stock loan balances will be available on a day-to-day basis on the Bank's computer, and may be paid off at any time.

9.  Stock is made available through the FIRST PULASKI NATIONAL CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN.

A. All employees will fall into one of three categories. Stock will be offered to employees within these categories subject to the number of share limitations in a calendar year. Years of service will be counted as of July 1st of each year.

B.  These categories and numbers of shares eligible to purchase in a calendar year are as follows:

	Under 10 years	Over 10 years
Vice-Presidents and above, including auditor	200 shares	250 shares
All other Officers	125 shares	175 shares
Non-Officers	75 shares	125 shares

C. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, split-up, split-off, spin-off, liquidation or other change in corporate structure affecting the common stock subject to the plan, then appropriate substitutions or adjustments shall be made in the maximum number of shares eligible for purchase each year.

D.  The Company would be authorized to sell to First National Bank in any calendar year up to one-half (1/2) of the shares of stock which were eligible to be purchased by employees under this plan but which were not purchased by the subscription date. First National Bank would then contribute the purchased shares to the First National Bank Profit Sharing Plan. The number of shares actually contributed would be discussed with the Trustees of the Profit Sharing Plan; currently James T. Cox, Mark Hayes and Don Haney; and the contribution would be subject to their approval.

E.  The Board Committee will have the right to alter provisions "B" or "D" of this item at any time.

10.  Should any employee cease to be an employee of the Bank for any reason, the stock note shall become due and payable at once.

11. All full-time employees who have been employed for a minimum of one year, as of July 1st of each year, would be eligible. Officers would be immediately eligible.

12.  Senior management, along with the Board Committee, will make clarification and decisions on any point contained in this Plan and that decision will be final.

A. Senior management, along with the Board Committee, will also have the right to change any provision as it pertains to new stock purchases.

13.  Interest paid by First National Bank for the employee under the provisions of this plan will be taxable to the employee for the year received.

14.  Employees can elect to pay cash for shares that they are eligible to purchase.

15.  Officers and employees must purchase stock under this plan in their own name with the intent to keep the stock for investment purposes for at least one year, and not with the intent for the stock to be owned by anyone else, including family members or other employees.

A.  In the event of legitimate hardship cases or in the event of valid estate-planning considerations, employees may seek management approval for disposal of stock acquired under this plan within the first year of ownership.

B.  The spirit of the plan encourages employee ownership, in the belief that with ownership comes superior performance. Any employee who violates the 'spirit' of the Plan will be prohibited from further participation in the Plan.

16.  Before stock is purchased on this Plan, each purchasing employee is to be given a copy of this Employee Stock Purchase Plan and a prospectus.

17.  This Plan, or any part of it, may be terminated by the Board of First Pulaski National Corporation at any time.